                                                                    EXHIBIT 4(d)

KEMPER INVESTORS LIFE INSURANCE COMPANY
1 Kemper Drive, Long Grove, Illinois 60049-0001




UNISEX RIDER

This Endorsement forms a part of the attached Contract or Certificate. The effective date of this Endorsement is the effective date of this Contract or Certificate.

All references throughout this Contract or Certificate to the sex of a person used in the calculation of benefits are deleted.

The tables for Annuity Options 2, 3, and 4 are replaced by the following:


OPTIONS TWO AND THREE - LIFE ANNUITY WITH INSTALLMENTS GUARANTEED

                           Monthly Payments Guaranteed


         Age      NONE              60               120               180              240

         55       4.02              4.01             3.99              3.94             3.86
         56       4.11              4.10             4.07              4.01             3.92
         57       4.20              4.19             4.15              4.09             3.99
         58       4.29              4.28             4.24              4.17             4.05
         59       4.39              4.38             4.33              4.25             4.12
         60       4.50              4.48             4.43              4.34             4.19
         61       4.61              4.59             4.53              4.43             4.26
         62       4.73              4.71             4.64              4.52             4.33
         63       4.86              4.84             4.76              4.61             4.40
         64       5.00              4.97             4.88              4.71             4.47
         65       5.15              5.11             5.01              4.81             4.54
         66       5.30              5.26             5.14              4.92             4.61
         67       5.47              5.43             5.28              5.02             4.68
         68       5.65              5.60             5.43              5.13             4.74
         69       5.84              5.78             5.58              5.24             4.80
         70       6.05              5.97             5.74              5.35             4.86
         71       6.27              6.18             5.90              5.46             4.91
         72       6.50              6.40             6.07              5.56             4.96
         73       6.76              6.63             6.25              5.67             5.01
         74       7.03              6.88             6.43              5.77             5.05
         75       7.32              7.14             6.62              5.87             5.09
         76       7.64              7.42             6.80              5.96             5.12
         77       7.98              7.72             6.99              6.05             5.15
         78       8.34              8.03             7.18              6.13             5.17
         79       8.73              8.36             7.37              6.20             5.19
         80       9.16              8.70             7.56              6.27             5.21
         81       9.61              9.06             7.74              6.33             5.23
         82      10.10              9.44             7.91              6.38             5.24
         83      10.63              9.83             8.08              6.43             5.25
         84      11.19             10.23             8.24              6.47             5.25
         85      11.80             10.64             8.38              6.50             5.26



L-8620                                                                    Page 1



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L-8620                                                                    Page 2



OPTION FOUR - JOINT AND 100% SURVIVOR ANNUITY


Age of                     Age of Secondary Payee
Primary
Payee             55       60       65      70       75       80       85
55                3.51     3.64     3.76    3.85     3.92     3.96     3.99
60                3.64     3.84     4.02    4.18     4.29     4.38     4.43
65                3.76     4.02     4.29    4.54     4.75     4.90     5.00
70                3.85     4.18     4.54    4.91     5.25     5.53     5.74
75                3.92     4.29     4.75    5.25     5.77     6.26     6.64
80                3.96     4.38     4.90    5.53     6.26     7.00     7.69
85                3.99     4.43     5.00    5.74     6.64     7.69     8.76


Except as modified herein, all terms and conditions of the Contract or Certificate remain unchanged.

Signed for Kemper Investors Life Insurance Company at its home office in Long Grove, Illinois.


       /s/ DEBRA P. REZABEK                              /s/ GALE K. CARUSO
            Secretary                                         President